UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2006
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
November 9, 2006 - National City Corporation announced today that it will revise its previously reported third quarter 2006 earnings. The Corporation recently identified that its estimate of the value of mortgage servicing rights at National City Mortgage Company was overstated by $21 million which will decrease loan servicing revenue reported for the third quarter of 2006. In addition, the Corporation identified that its estimate of the required amount of indemnification reserves, associated with the repurchase of nonconforming loans, at its First Franklin business unit was understated by $18 million, which will decrease loan sale revenue for the third quarter of 2006.
Previously reported net income for the third quarter of 2006 of $551 million, or $.90 per diluted share, will be revised to $526 million, or $.86 per diluted share. Previously reported net income for the first nine months of 2006 of $1.5 billion, or $2.41 per diluted share, will remain at $1.5 billion, however, diluted earnings per share will be revised to $2.36 per diluted share. The Corporation expects to file its Form 10Q for the quarter ending September 30, 2006, which will reflect these revised results, by November 14, 2006.
A copy of the news release is attached hereto as Exhibit 99.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Exhibit 99 — News Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)
Dated: November 9, 2006	By /s/ Carlton E. Langer Carlton E. Langer, Vice President and Assistant Secretary

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